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                                                                    Exhibit 99.4
                                                                    ------------

               Letter to Registered Holders and DTC Participants

                        Regarding the Offer to Exchange
         Any and All Outstanding 7 1/8% Series A Senior Notes due 2011
                                      for
                     7 1/8% Series B Senior Notes due 2011
                                       of
                              Pure Resources, Inc.

              Pursuant to the prospectus dated ____________, 2001

================================================================================

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2001 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

================================================================================

                              ______________, 2001

To Registered Holders and Depositary Trust Company Participants:

     We have been appointed by Pure Resources, Inc., to act as exchange agent in connection with its offer (the "Exchange Offer") to exchange new 7 1/8% Series B Senior Notes due 2011 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 7 1/8% Series A Senior Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions set forth in the prospectus dated ___________, 2001 and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the prospectus.

     Enclosed herewith are copies of the following documents:

     1.   The prospectus dated ___________, 2001;

     2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5.   A return envelope addressed to the exchange agent.

     DTC Participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

     Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on ______________, 2001, unless extended by Pure. We urge you to contact your clients as promptly as possible.

     You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.
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     Additional copies of the enclosed materials may be obtained from the exchange agent, at the address and telephone numbers set forth below.

                               Very truly yours,

                           First Union National Bank

                    First Union Customer Information Center
                      Corporate Trust Operations - NC1153
                      1525 West W. T. Harris Blvd. - 3C3
                           Charlotte, NC 28262-1153
                            Attention: Marsha Rice
                             ____________________

     Nothing contained herein or in the enclosed documents shall constitute you or any other person as the agent of Pure or the exchange agent or authorize you or any other person to give any information or make any representation on behalf of any of them with respect to the Exchange Offer not contained in the prospectus or the Letter of Transmittal.